UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2020

POWERFLEET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39080	83-4366463
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PWFL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salary Changes

On May 28, 2020, the board of directors (the “Board”) of PowerFleet, Inc. (the “Company”) approved certain temporary compensation actions in response to the impact and uncertainty caused by the global outbreak of COVID-19. Beginning with the pay period ending on May 31, 2020 and through the remainder of the 2020 fiscal year, the base salaries of all salaried employees in the United States, including Chris Wolfe, the Company’s Chief Executive Officer, and Ned Mavrommatis, the Company’s Chief Financial Officer, will be reduced by 15%. The Company is taking similar actions outside the United States, subject to local regulations and requirements. The Company is taking these and other actions to preserve cash in 2020 and will issue to each employee affected by such compensation changes restricted stock in an amount equivalent to such employee’s salary reduction, which grants will vest in full on December 31, 2021.

Following a review of peer group data provided by, and based on the advice of, the Company’s independent compensation consultant, the Board on May 28, 2020 also approved an increase in Mr. Wolfe’s annual base salary from $325,000 to $400,000. However, in light of the impact of COVID-19, such increase will not go into effect until January 1, 2021 and the Board has approved grants of restricted stock to Mr. Wolfe to be issued on the last day of each remaining calendar month in 2020, commencing with a grant on May 31, 2020 in an amount equivalent to $41,667 with all remaining grants in 2020 to be in an amount equivalent to $8,333 per month. All such restricted stock grants will vest in full on December 31, 2020.

2020 Executive Incentive Plan

In addition, on May 28, 2020, the Board approved the Company’s 2020 Executive Incentive Plan (the “2020 EIP”) for eligible employees of the Company including the Company’s named executive officers. The objectives of the 2020 EIP are to align the interests of all employees with the Company’s performance goals. Under the 2020 EIP, the named executive officers’ performance goals are based on (i) revenue growth, (ii) “adjusted EBITDA,” which for these purposes is defined as the earnings before interest, taxes, depreciation and amortization, excluding stock-based compensation and one-time extraordinary expenses as approved by the Board, (iii) the Company’s cash at December 31, 2020 (excluding cash proceeds received from certain one-time transactions), and (iv) certain individual objectives. Executives are eligible to be awarded bonus compensation based on the Company’s annual results. The 2020 EIP may be modified or terminated by the Board any time, but incentive awards that have been earned by the participating named executive officers through the date of termination of the 2020 EIP will be payable. In addition, target awards and weightings may be modified by the Board during the plan year based upon a shift in focus or changing industry standards, or any other factors that the Board deems appropriate. The Board has the authority to administer the 2020 EIP and has the final decision on any discrepancies in interpretation of the 2020 EIP. Awards under the 2020 EIP are calculated as a percentage of an executive’s base salary. The target awards for named executive officers range from 75% to 100% of such named executive officer’s base salary and may be payable in cash or restricted stock based on certain criteria.

Transaction-Related Grants

In connection with the Company’s acquisition of Pointer Telocation Ltd., the Company previously approved the grants of options to purchase 350,000 shares of the Company’s common stock to Mr. Wolfe and options to purchase 150,000 shares of the Company’s common stock to Mr. Mavrommatis on March 13, 2019 (the “Signing Bonus Options”) and the grants of additional options to purchase 350,000 shares of the Company’s common stock to Mr. Wolfe and additional options to purchase 150,000 shares of the Company’s common stock to Mr. Mavrommatis on October 3, 2019 (the “Closing Bonus Options” and together with the Signing Bonus Options, the “Original Bonus Options”). The Original Bonus Options were subject to the terms of the Company’s 2018 Incentive Plan (the “2018 Plan”), vested upon the attainment of adjusted EBITDA targets for the fiscal years ending December 31, 2020 and December 31, 2021 and became exercisable 180 days after vesting, subject to acceleration in the event of certain change of control transactions. The Signing Bonus Options had an exercise price of $6.28 per share and the Closing Bonus Options had an exercise price of $6.00 per share.

In response to the impact of COVID-19, the Board terminated and cancelled the Original Bonus Options and approved the following grants to replace the Original Bonus Options: (i) options to purchase 350,000 shares of the Company’s common stock to Mr. Wolfe and options to purchase 150,000 shares of the Company’s common stock to Mr. Mavrommatis (the “New Signing Options”), which options are subject to the terms of the 2018 Plan, have an exercise price of $6.28 per share, and will vest and become exercisable in full on December 31, 2022 if the volume weighted average price of the Company’s common stock during a consecutive 30 trading day period (the “30 Day VWAP”) reaches $12.00 at any point prior to December 31, 2022, and (ii) options to purchase 350,000 shares of the Company’s common stock to Mr. Wolfe and options to purchase 150,000 shares of the Company’s common stock to Mr. Mavrommatis (the “New Closing Options”), which options are subject to the terms of the 2018 Plan, have an exercise price of $6.00 per share, and will vest and become exercisable immediately upon the Company achieving a 30 Day VWAP of $10.00.

Amendments to Severance Agreements

In connection with the temporary salary reductions described above, on May 28, 2020, the Company entered into amendments to the severance agreements with each of Messrs. Wolfe and Mavrommatis (“Severance Agreement Amendments”) to provide that the cash payments payable to each such executive under their respective severance agreements in the event any severance benefits are triggered in 2020 shall be calculated based on their respective annual base salaries in effect immediately prior to the temporary salary reductions. The foregoing description of the Severance Agreement Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreement Amendments, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Severance Agreement, dated May 28, 2020, between PowerFleet, Inc. and Chris Wolfe.
10.2	Amendment to Severance Agreement, dated May 28, 2020, between PowerFleet, Inc. and Ned Mavrommatis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERFLEET, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	Chief Financial Officer

Date: June 1, 2020